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Joseph P. O’Connell
Senior Vice President, Chief Financial Officer
(800) 343-4039

Astro-Med Announces Meeting Date Change for 2015 Annual Meeting of Shareholders

WEST WARWICK, R.I., January 9, 2015 -- Astro-Med, Inc. (NASDAQ: ALOT), a leading manufacturer of specialty high-tech printing systems and data acquisition products, announced today that the Company has rescheduled the date for its 2015 Annual Meeting of Shareholders.
The Annual Shareholders' Meeting will be held on Wednesday, May 20, 2015 at 10:00 a.m. at the offices of the Company, 600 East Greenwich Avenue, West Warwick, Rhode Island. The Company had originally scheduled the 2015 Annual Meeting to occur on Tuesday, May 19, 2015 as reported in the Company's 2014 proxy statement. Shareholder proposals that are to be considered at the 2015 Annual Meeting but not requested to be included in the proxy statement must be submitted no later than March 21, 2015.
About Astro-Med, Inc.
Astro-Med, Inc. is a leading manufacturer of specialty high tech printing systems and data acquisition systems. Products include color label printers and consumables sold under the QuickLabel Systems brand as well as ruggedized printers for aerospace, defense applications, and data acquisition products sold under the Astro-Med brand. Astro-Med, Inc. is a member of the Russell Microcap® Index. Additional information is available by visiting www.Astro-MedInc.com.